Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Wells Fargo Funds
Trust:

In planning and performing our audits of the financial statements of the Wells Fargo Target Today Fund (formerly Wells Fargo Dow Jones Target Today Fund), Wells Fargo Target 2010 Fund (formerly Wells Fargo Dow Jones Target 2010 Fund), Wells Fargo Target 2015 Fund (formerly Wells Fargo Dow Jones Target 2015 Fund), Wells Fargo Target 2020 Fund (formerly Wells Fargo Dow Jones Target 2020 Fund),Wells Fargo Target 2025 Fund (formerly Wells Fargo Dow Jones Target 2025 Fund),
Wells Fargo Target 2030 Fund (formerly Wells Fargo Dow Jones Target 2030 Fund), Wells Fargo Target 2035 Fund (formerly Wells Fargo Dow Jones Target 2035 Fund), Wells Fargo Target 2040 Fund (formerly Wells Fargo Dow Jones Target 2040 Fund), Wells Fargo Target 2045 Fund (formerly Wells Fargo Dow Jones Target 2045 Fund), Wells Fargo Target 2050 Fund (formerly Wells Fargo Dow Jones Target 2050 Fund),
Wells Fargo Target 2055 Fund (formerly Wells Fargo Dow Jones Target 2055 Fund), and the Wells Fargo Target 2060 Fund (formerly Wells
Fargo Dow Jones Target 2060 Fund) (collectively, the Funds), twelve of the funds constituting the Wells Fargo Funds Trust, as of and for the year ended February 28, 2018, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designingour auditing procedures for the purpose ofexpressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effectiveinternal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect thetransactions and dispositions of the assets of the fund; (2) providereasonable assurance that transactions are recorded as necessary topermit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regardingprevention or timely detection of unauthorized acquisition, use, or disposition of the fund's assets thatcouldhave a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds'internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, includingcontrols over safeguarding securities that we consider to be a material weakness as defined above as of February 28, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/KPMG


Boston, Massachusetts
April 28, 2018